Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Synova Healthcare Group, Inc. on Form SB-2 of our report dated February 21, 2007, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ MORISON COGEN LLP

Bala Cynwyd, Pennsylvania

February 21, 2007